Exhibit 99.1

P R O X Y C A R D

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

Leo Holdings Corp. II
Albany Financial Center

South Ocean Blvd Suite #507

P.O. Box SP-63158
New Providence, Nassau, The Bahamas

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF LEO HOLDINGS CORP. II

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON ____________, 2023.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, dated _________, 2023, in connection with the extraordinary general meeting of shareholders (the “Shareholder Meeting”) of Leo Holdings Corp. II. (“Leo”) to be held at_____ a.m. Eastern Time on _________, 2023, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and via a virtual meeting, and hereby appoints Lyndon Lea and Robert Darwent, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Leo registered in the name provided, which the undersigned is entitled to vote at the Shareholder Meeting, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4(A), 4(B), 4(C), 4(D), 4(E), 4(F), 4(G), 5, 6, 7 and 8.

Proposal No. 1—The Business Combination Proposal—RESOLVED, as an ordinary resolution, that Leo’s entry into the Agreement and Plan of Merger, dated as of January 12, 2023 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Leo, Glimpse Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Leo (“Merger Sub I”), Glimpse Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Leo (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and World View Enterprises Inc., a Delaware corporation (“World View”), a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of Leo as an exempted company in the Cayman Islands and the transfer by way of continuation and domestication of Leo as a corporation in the State of Delaware (i) Merger Sub I will merge with and into World View (the “First Merger”), with World View being the surviving corporation of the First Merger; and (ii) immediately following the First Merger, World View will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger (Merger Sub II, in its capacity as the surviving company of the Second Merger, the “Surviving Company”), and as a result of which the Surviving Company will become a wholly owned subsidiary of Leo, and the transactions contemplated thereby (collectively, the “Business Combination”), be approved, ratified and confirmed in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Domestication Proposal—RESOLVED, as a special resolution, that Leo be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, Leo be continued and domesticated as a corporation under the laws of the State of Delaware and, conditional upon, and with effect from, the registration of Leo as a corporation in the State of Delaware, the name of Leo be changed from “Leo Holdings Corp. II” to “World View, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—The Charter Proposal—RESOLVED, as a special resolution, that the amended and restated memorandum and articles of association of Leo currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation (a copy of which is attached to the proxy statement/prospectus as Annex B), including, without limitation, the authorization of the change in authorized share capital as indicated therein and the change of name to “World View, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—The Advisory Governing Documents Proposals—the full text of the resolutions to be voted upon are as follows:

Advisory Governing Documents Proposal 4(A)—RESOLVED, as an ordinary resolution, on an advisory nonbinding basis, that the authorized share capital of Leo is increased from (i) 500,000,000 Class A Ordinary Shares, par value $0.0001 per share, 50,000,000 Class B Ordinary Shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share, to (ii) 990,000,000 shares of World View, Inc. common stock, par value $0.0001 per share, and 10,000,000 shares of World View, Inc. preferred stock, par value $0.0001 per share.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal 4(B)—RESOLVED, as an ordinary resolution, on an advisory nonbinding basis, that the World View, Inc. board is authorized to issue any or all shares of World View, Inc. preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the World View, Inc. board and as may be permitted by the Delaware General Corporation Law.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal 4(C)—RESOLVED, as an ordinary resolution, on an advisory nonbinding basis, that the Court of Chancery of the State of Delaware will be the exclusive forum for certain shareholder litigation and the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless World View, Inc. consents in writing to the selection of an alternative forum.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal 4(D)—RESOLVED, as an ordinary resolution, on an advisory nonbinding basis, that any action required or permitted to be taken by the shareholders of World View, Inc. must be effected at a duly called annual or special meeting of shareholders of World View, Inc. and may not be effected by any written consent by such shareholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal 4(E)—RESOLVED, as an ordinary resolution, on an advisory nonbinding basis, that, subject to the rights of holders of preferred stock of World View, Inc., any director or the entire World View, Inc. board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of a two-thirds majority of the issued and outstanding capital stock of World View, Inc. entitled to vote in the election of directors, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal 4(F)—RESOLVED, as an ordinary resolution, on an advisory nonbinding basis, that the proposed new certificate of incorporation may be amended by shareholders in accordance with the voting standards set forth in Article XI, Section 1 of the proposed new certificate of incorporation and the proposed new bylaws may be amended by shareholders in accordance with the voting standards set forth in Article VII, Section 1 of the proposed new certificate of incorporation and Article IX of the proposed new bylaws.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal 4(G)—RESOLVED, as an ordinary resolution, on an advisory nonbinding basis, that the removal of provisions in Leo’s existing amended and restated memorandum and articles of association related to its status as a blank check company that will no longer apply upon the consummation of the Business Combination be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—The Listing Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual, the issuance of shares of World View, Inc. common stock in connection with the Business Combination be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6—The Equity Incentive Plan Proposal—RESOLVED, as an ordinary resolution, that Leo’s adoption of the 2023 Equity Incentive Plan be approved, ratified and confirmed in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7—The Employee Stock Purchase Plan Proposal—RESOLVED, as an ordinary resolution, that Leo’s adoption of the 2023 Employee Stock Purchase Plan be approved, ratified and confirmed in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8—The Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the Shareholder Meeting to a later date or dates if necessary, (i) to permit further solicitation and votes of proxies if, based upon the tabulated votes at the time of the Shareholder Meeting, there are insufficient Class A ordinary shares, par value $0.0001 per share, and Class B ordinary shares, par value $0.0001 per share, in the capital of Leo represented (either in person or by proxy) at the Shareholder Meeting to approve the Business Combination Proposal, the Domestication Proposal, the Charter Proposal, the Advisory Governing Documents Proposals, the Listing Proposal, the Equity Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal or (ii) if the board of directors of Leo determines that an adjournment is otherwise necessary, be approved, ratified and confirmed in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:                                                  , 2023

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4(A), 4(B), 4(C), 4(D), 4(E), 4(F), 4(G), 5, 6, 7 and 8 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.